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                                                                    EXHIBIT 23.3

             CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT AUDITORS

  We consent to the use in this registration statement of Legato Systems, Inc. on Form S-4 of our report dated July 23, 1998 on the consolidated financial statements and financial statement schedule of Qualix Group, Inc. as of June 30, 1998 and 1997 and for each of the three years in the period ended June 30, 1998 and to the reference to us under the heading "Experts", appearing in the proxy statement/prospectus, which is part of this registration statement.

/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP

San Jose, California
March 15, 1999